UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2025

RIBBON ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42474	n/a
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

Central Park Tower LaTour Shinjuku Room 3001 6-15-1 Nishi Shinjuku, Shinjuku-ku Tokyo 160-0023 Japan	160-0023
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +81 9085083462

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, par value $0.0001 per share and one Right	RIBBU	The Nasdaq Stock Market LLC
Class A Ordinary Shares, par value $0.0001 per share	RIBB	The Nasdaq Stock Market LLC
Rights, each entitling the hodler to receive one-seventh (1/7) of one Class A Ordinary Share	RIBBR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On March 13, 2025, Ribbon Acquisition Corp. (the “Company”) announced that holders of the Company’s units may elect to separately trade the ordinary shares and rights included in its units, with such trading having commenced on March 7, 2025.

The Class A ordinary shares and rights are now trading on the Nasdaq Capital Market (“Nasdaq”) under the symbols “RIBB” and “RIBBR,” respectively. Units not separated will continue to trade on Nasdaq under the symbol “RIBBU.” Holders of units will need to have their brokers contact the Company’s transfer agent, Odyssey Trust Company, in order to separate the holders’ units into Class A ordinary shares and rights.

On March 13, 2025, the Company issued a press release announcing the separation of units. A copy of this press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item. 9.01. Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release dated March 13, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2025	RIBBON ACQUISITION CORP.

	By:	/s/ Angshuman (Bubai) Ghosh
	Name:	Angshuman (Bubai) Ghosh
	Title:	Chief Executive Officer

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